Exhibit 5.1

FRED S. SKOLNIK

PARTNER

DIRECT DIAL 516.296.7048

fskolnik@certilmanbalin.com

April 27, 2026

BioRestorative Therapies, Inc.

40 Marcus Drive

Melville, New York 11747

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BioRestorative Therapies, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-293322), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the Company of up to 14,285,715 units (the “Units”), each Unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) (the “Shares”), or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”) and one warrant to purchase one share of Common Stock (the “Warrant”). The shares of Common Stock underlying the Pre-Funded Warrants and the Warrants are collectively referred to herein as the “Warrant Shares”.

In connection with this opinion, we have examined the following documents: (i) the Amended and Restated Articles of Incorporation and the By-Laws of the Company, each as amended to date, (ii) the Registration Statement, (iii) the form of Pre-Funded Warrant, (iv) the form of Warrant, and (iv) minutes of meetings and unanimous written consents of the Board of Directors of the Company and committees thereof. We have also examined such other instruments and documents as we deemed relevant under the circumstance.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors and committees thereof of all minutes of such proceedings. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that (i) the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock; (ii) the Pre-Funded Warrants have been duly authorized and, when issued and delivered by the Company against payment therefor as described in the Registration Statement, will be valid and binding obligations of the Company; (iii) the Warrants have been duly authorized and, when issued and delivered by the Company against payment therefor as described in the Registration Statement, will be valid and binding obligations of the Company and (iv) the Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Pre-Funded Warrants and the Warrants, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

The opinion expressed herein is limited to the Nevada Revised Statutes, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

Very truly yours,

CERTILMAN BALIN ADLER & HYMAN, LLP

By:	/s/ Fred Skolnik
Fred Skolnik, a Member of the Firm